EXHIBIT 5.1
910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BRUSSELS DALLAS DUBAI HOUSTON LONDON	NEW YORK PALO ALTO RIYADH SAN FRANCISCO SINGAPORE WASHINGTON

March 5, 2025

Sunnova Energy International Inc.
20 East Greenway Plaza
Suite 540
Houston, TX 77046
Ladies and Gentlemen:
As set forth in the Registration Statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof by Sunnova Energy International Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to 13,609,013 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) issuable pursuant to the Company’s 2019 Long-Term Incentive Plan (the “Plan”), and pursuant to Rule 416(a) under the Securities Act, an indeterminate number of Shares that may be offered or issued pursuant to the Plan, as a result of one or more adjustments under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions, certain legal matters in connection with the Shares are being passed upon for you by us. At your request, this opinion letter is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
In connection with this opinion letter and as a basis for the opinion hereinafter expressed, we have examined originals, or copies certified or otherwise identified, of (i) the Company’s Amended and Restated Certificate of Incorporation, (ii) the Company’s Amended and Restated Bylaws, (iii) the Plan, (iv) the corporate records of the Company, (iv) certificates of public officials and of representatives of the Company, (v) the Registration Statement, including the exhibits contained therein relating to the Shares, and (vi) statutes and other instruments and documents as a basis for the opinion hereinafter expressed. In giving such opinion, we have relied, with your consent and without independent investigation or verification, to the extent we deemed appropriate, upon the certificates, statements or other representations of officers or other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the factual matters contained in or covered by such certificates, statements or representations.
In making our examination, we have assumed, with your consent and without independent investigation or verification, the legal capacity and competency of all natural persons, that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as copies are true and correct copies of the originals of such documents and that all information submitted to us is accurate and complete. In addition, we have assumed for purposes of this opinion that (i) the Shares will be issued in the manner stated in the Registration Statement; (ii) the consideration received by the Company for the Shares will be not less than the par value of the Shares; and (iii) at or prior to the time of delivery of any Shares, the Registration Statement will be effective under the Securities Act.
Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares that may be issued and delivered pursuant to the Plan and the authorized form of any related options and rights that may be issued and delivered pursuant to the Plan will be, when issued and delivered pursuant to the Plan, duly authorized, validly issued, fully paid and nonassessable.
The opinion set forth above is limited to the original issuance of Shares by the Company and does not cover shares of Common Stock delivered by the Company out of shares reacquired by it.
The opinion set forth above is limited in all respects to matters of the General Corporation Law of the State of Delaware, as in effect on the date hereof. We express no opinion as to the law of any other jurisdiction.
We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.